UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
March 3, 2010 (February 25, 2010)

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(301) 581-0600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On February 25, 2010, Joseph R. Swedish was elected to Coventry Health Care Inc.’s (the “Company’s”) Board of Directors to serve as a Class I Director. In accordance with the Company’s governing documents he will stand for reelection at the Company’s 2010 annual meeting of stockholders. It is expected that Mr. Swedish will serve on the Compensation Committee of the Company’s Board of Directors.

Since December 2004, Mr. Swedish has served as President and Chief Executive Officer of Trinity Health (Novi, MI). Previously, Mr. Swedish was President and Chief Executive Officer of Centura Health in Colorado from January 1999-2004.  From 1994 to December 1998, Mr. Swedish worked for Hospital Corporation of America, first as President and Chief Executive Officer of the Central Florida Division and then as President and CEO of the East Florida Division.

Mr. Swedish received his undergraduate degree at the University of North Carolina at Charlotte and received his MHA from Duke University.  Mr. Swedish is a Fellow in the American College of Healthcare Executives.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.
By:	/s/ John J. Stelben
John J. Stelben
Interim Chief Financial Officer
Dated:	March 3, 2010